EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

Golden Matrix Group Inc.

And

Global Technology Group Inc.

This Purchase Agreement (this “Agreement”) is made as of the 22nd December 2020 by and between, Golden Matrix Group Inc. (“GMGI”), a Nevada corporation (referred to herein as “Buyer”), and Anthony Brian Goodman the sole director and owner of Global Technology Group Pty Ltd (“GTG”) an individual (referred to herein as “Seller”), together herein referred to as the Parties (“Parties”)

PRELIMINARY STATEMENT

The Seller desires to sell, and the Buyer desires to purchase 100% of the shares in GTG.

Mr. Anthony Goodman is the sole owner and director of GTG and is also the CEO of GMGI, and as such is a related party.

Mr. Goodman has agreed to sell GTG to GMGI for a total of 85,000 GBP.

The 85,000 GBP is less than the combined cost of the license fees paid to date and company setup fee.

The consideration is simply to recoup Mr. Goodman’s setup costs and to help GMGI in the expansion of its global business.

The Buyer and the Seller acknowledge that upon consummation of the transactions contemplated hereunder, Seller will transfer 100% of his shareholdings in GTG to GMGI and assist in the notification of change of controlling party to license authorities.

GTG is a non-operational company that has been awarded a European gaming license granted by the Alderney Gambling Control Commission.

Regarding the Alderney License; Alderney eGambling is a strategic and development body, responsible for promoting the Alderney Gambling Control Commission (AGCC), a global leader in eGaming regulation.

Alderney eGambling is the first port of call for all prospective licensees and provides a consultative service, leading the applicant through the entire process of understanding the licensing framework and applying for the licence, making all necessary introductions to recommended service providers along the way.

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The AGCC has been regulating eGaming businesses since 2000, perfecting a world-renowned framework founded on years of practical industry experience. Its licence framework is simple, logical and accessible to operators and suppliers globally.

Alderney is the only eGaming licensing jurisdiction to reach licensees based in and facing UE and Non-Eu countries.

AGCC offers a licensing regime which compliments other regulatory approvals and which acts as a sole regulatory body for some pre regulated markets.

AGCC offers a straightforward licensing regime adaptable to all types of gambling activity.

RECITALS

WHEREAS, GMGI is a company formed pursuant to the laws of the State of Nevada,

WHEREAS, GTG is an Australian Company with offices located in Bondi Junction NSW,

WHEREAS, GTG has a European Gaming License granted to it by the Alderney Gambling Control Commission.

WHEREAS, the Alderney license is one of the world’s most recognized gaming licenses and allows the Company to conduct gaming business in certain jurisdictions of Europe and also streamline its process for acquiring additional licenses in other jurisdictions,

WHEREAS, GMGI requires a gaming license to conduct certain B2B gaming transactions and wishes to expand its operation into Europe,

WHEREAS, Mr. Goodman is a related party and CEO of GMGI and as such is prepared to sell GTG to GMGI to assist it in the expansion of its global business,

WHEREAS, Mr. Goodman will not seek to profit on the sale but simply recoup the license costs in full and final payment for the sale of 100% of the shares of GTG to GMGI,

WHEREAS, GTG will lodge a change of control application with the Alderney Gambling Control Commission,

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ACQUISITION OF THE ASSETTS AND OTHER ACTIONS

1.01	ACQUISITION OF THE SELLER’S ASSETS.

Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), the Seller shall sell, assign and transfer all of its right, title and interest to its Intellectual Property to the Buyer (collectively, the “Seller’s Assets”).

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1.02	CONDITIONS

The Share Purchase Agreement will only be of force and effect once the following conditions have been satisfied:

(a)	Buyer has paid Seller 60% of the purchase price equivalent to 51,000 GBP,

(b)	Seller has transferred 100% of the shares in GTG to GMGI,

(c)	Seller shall provide all supporting documentation for due diligence review by Buyer; including but not limited to receipts showing the payment of 85,000 GBP to AGCC.

(d)	All supporting documentation showing the costs and running of the said license.

Post-Closing Obligations include the following:

(e)	Seller shall lodge a change of control with Alderney Gambling Control Commission,

(f)	Seller shall provide necessary know-how and hand over assistance that will enable GMGI to fully utilize the Gaming License.

1.03	CONSIDERATION FOR THE SELLER’S ASSETS.

In consideration for the sale and transfer of the Seller’s Know How and Intellectual Property, and subject to the terms and conditions of this Agreement, the Buyer will:

a)	Pay to the Seller 85,000 GBP via Wire Transfer

b)	60% to be paid on signing and a further 40% to be paid on successful transfer of shares in GTG to GMGI and acceptance of change of control by AGCC.

1.04	CONSENTS TO ASSIGNMENT.

This Agreement may not be assigned, hypothecated, transferred or contracted to another party without the express written consent of both parties.

2.	REPRESENTATIONS OF THE SELLER REGARDING THE SELLER.

The Seller represents and warrants to the Buyer as follows:

2.01	ORGANIZATION.

The Seller is an individual who has all requisite power and authority (corporate and other) to own his properties, to carry on his business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

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2.02	STATUS OF SELLER.

The Seller has all requisite power and authority to own his properties and carry on his business as now being conducted.

2.03	AUTHORIZATION.

The execution and delivery by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereunder and thereunder by the Seller, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Seller. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of GTG pursuant to, any indenture, mortgage, deed of trust, security agreement or other instrument or agreement to which any of the Companies is a party or by which any of the Companies or any of its properties is or may be bound.

2.04	STATUS OF INTELLECTUAL PROPERTY

The Seller represents and warrants to the Buyer as follows:

(a)	GTG has good and marketable title to the Intellectual Property, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

(b)	GTG is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Seller, or the transfer, conveyance and sale of the Intellectual Property to the Buyer pursuant to the terms hereof.

(c)	No broker or finder has acted for the Seller in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Seller.

(d)	GTG is not in default under any contracts involving any portion of the Intellectual Property and, to the Seller’s knowledge, no third party is in default under any of the contracts involving the Intellectual Property.

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2.05	LITIGATION.

There is no action, suit or proceeding to which the GTG is a party (either as a plaintiff or defendant) or which challenges or puts the Seller’s ownership or use of the Intellectual Property, or any portion thereof, pending or threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding; (b) the Seller, to the best of his knowledge, no officer, director or employee of GTG, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Seller; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring GTG to take any action of any kind with respect to its business, assets or properties or has any impact against title, ownership, possession or use of the Intellectual Property.

2.06	COMPLIANCE WITH AGREEMENTS AND LAWS.

GTG has all requisite licenses, permits and certificates from all local authorities necessary to conduct its respective business and to own and operate its assets (collectively, the “Permits”). GTG is not in violation in any material respect of any law, regulation or ordinance relating to its properties. GTG has not violated, and on the date hereof will not violate any local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, immigration, occupational safety, or corrupt practices), the enforcement of which would have a material adverse effect.

2.07	FULL DISCLOSURE.

There are no materially misleading misstatements in any of the representations and warranties made by Seller in this Agreement, the Exhibits or Schedules to this Agreement, or any certificates delivered by Seller pursuant to this Agreement and Seller has not omitted to state any fact necessary to make statements made herein or therein not materially misleading.

3.	REPRESENTATIONS OF THE BUYER REGARDING THE BUYER

The Buyer represents and warrants to the Seller that:

3.01	ORGANIZATION AND AUTHORITY.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

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3.02	AUTHORIZATION.

The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and consummation by the Buyer of the transactions contemplated herein, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer’s Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound.

3.03	LITIGATION.

There is no suit, action, or legal administrative, arbitration or order, proceeding or governmental investigation pending or, to the knowledge of the Buyer, threatened, to which the Buyer is a party which, considered individually or in the aggregate, would reasonably be expected to materially impair the Buyer’s ability to perform its obligations under this Agreement.

3.04	BROKER’S FEE.

No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Buyer.

4.	NOTICES.

Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

To the Seller:                 Anthony Brian Goodman

Suite 302, 2 Grosvenor Street Bondi Junction NSW 2030 Australia

To the Buyer:               Golden Matrix Group Inc.

3651 Lindell Road, Ste D131, Las Vegas, NV 89103 USA

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail.

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5.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Seller, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or the Seller from any obligation or liability under this Agreement.

6.	ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

(a)	This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Directors or officers, and the Seller may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

(b)	If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

7.	SEVERABILITY.

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

8.	INVESTIGATION OF THE PARTIES.

All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

9.	EXPENSES.

Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Seller, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. All fees or expenses incurred in connection with this transaction by the Seller shall be allocated to and borne by the Seller.

10.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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11.	SECTION HEADINGS.

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

12.	MODIFICATIONS.

This Agreement can be modified only by a written agreement duly signed by each party.

13.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

14.	UNDERSTANDING AND ACKNOWLEDGEMENT

The undersigned, by its signature, does hereby acknowledge that they have reviewed, understood and agree with the terms and conditions of this Agreement, and execute the Agreement with that knowledge and understanding.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

SELLER:	Anthony Brian Goodman, an Individual

	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman

BUYER:	Golden Matrix Group Inc., a Nevada corporation

	By:	/s/ Weiting Feng
Weiting Feng, CFO

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